Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 11, 2012, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-181331) and related Prospectus of OncoMed Pharmaceuticals, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

June 15, 2012